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                      AMENDMENT TO SUB-ADVISORY AGREEMENT

       WHEREAS, Mainstay Management, Inc. ("Mainstay Management") and McKay-Shields Financial Corp. ("MacKay-Shields") are parties to an investment sub-advisory agreement, dated October 27, 1997 (the "Agreement"), on behalf of the series of The MainStay Funds listed on Schedule A of the Agreement;

       WHEREAS, MainStay Management has converted from a corporation to a limited liability company under Delaware law;

       WHEREAS, MacKay-Shields has converted from a corporation to a limited liability company under Delaware law;

       WHEREAS, the Board of Trustees of The Mainstay Funds at its meeting on September 13, 1999 approved an amendment to the Agreement to reflect the conversion of each of MainStay Management and MacKay-Shields to limited liability companies; and

       NOW THEREFORE, the parties hereby agree as follows:

       Effective as of October 1, 1999, the Agreement is hereby amended to delete each reference to Mainstay Management, Inc. in its entirety and replace it with MainStay Management LLC and to delete each reference to MacKay-Shields in its entirety and replace it with MacKay Shields LLC.

       IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officers and attested as of the 1st day of October, 1999.


                                      MainStay Management LLC



                                      By:
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Attest


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                                      MacKay Shields LLC

                                      By:

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Attest


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